                                    BYLAWS
                                      OF
                      JONES INTERNATIONAL NETWORKS, LTD.


                             ARTICLE I.  - Offices
                             ---------------------

     1.1   Principal Office:  The principal office of the corporation shall
           ----------------
be at 9697 E. Mineral Avenue, Englewood, Colorado 80112, but the board of directors, in its discretion, may keep and maintain offices wherever the business of the corporation may require.

     1.2   Registered Office and Agent:  The corporation shall have and
           ---------------------------
continuously maintain in the State of Colorado a registered office, which may be the same as its principal office, and a registered agent whose business office is identical with such registered office. The initial registered office and the initial registered agent are specified in the articles of incorporation. The corporation may change its registered office or change its registered agent, or both, upon filing a statement as specified by law in the office of the Secretary of State of the State of Colorado.

                          ARTICLE II. - Shareholders
                          --------------------------

     2.1   Annual Meeting:  The annual meeting of shareholders shall be
           --------------
held at the principal office of the corporation on the second Friday in July of each year, or at such other place or date as the board of directors may determine. If the election of directors is not held on the date fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

     2.2   Special Meetings:  Unless otherwise prescribed by statute,
           ----------------
special meetings of the shareholders, for any purpose or purposes, may be called by the board of directors, the chief executive officer or the president. The chief executive officer or the president shall call a special meeting of the shareholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     2.3   Place of Meeting:  Any meeting of shareholders may be held at
           ----------------
such time and place, within or outside of the State of Colorado, as may be fixed by the board of directors of the corporation (or by the President in the absence of action by the board of directors) or shall be specified in the notice of the meeting or waiver of notice of the meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place of such meeting. If no designation is made, or if a special meeting is called other than by the board, the place of meeting shall be the principal office of the corporation.

     2.4   Notices:  Written notice stating the place, date and hour of the
           -------
meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, unless it is proposed that the authorized shares be increased, in which case at least thirty days' notice shall be given. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting, except that the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired,

(iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the chief executive officer, president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his or her address as it appears in the corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, the notice is given and effective on the date received by the shareholder.

     2.5   Record Date:  For the purpose of determining shareholders
           -----------
entitled to (i) notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders. The record date may not be fixed more than seventy days, and, in the case of a meeting of shareholders, not less than ten days, before the date on which the particular action requiring such determination of shareholders is to be taken, except when it is proposed that the authorized shares be increased, in which case the record date shall be set not less than thirty days before the date of such action. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date the writing upon which the action is taken is first received by the corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is sixty days before the date the first of such demands is received by the corporation, whichever is later.
     A shareholder may waive any notice required by these bylaws, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing and signed by such shareholder. By attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

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

     2.6   Voting List:  Before each meeting of shareholders, the secretary
           -----------
of the corporation shall prepare a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address and number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days before to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. During this period, such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 2.6 any holder of voting trust certificates) or his agent or attorney during regular business hours.
     Any shareholder or his or her agent or attorney may copy the shareholder list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity such purpose, (iv) the shareholder list is directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copy.

     2.7   Quorum:  A majority of the votes entitled to be cast on a matter
           ------
by a voting group shall constitute a quorum for that voting group for action on the matter. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless otherwise provided in the articles of incorporation or unless a new record date is or shall be set for that adjourned meeting.

     2.8   Voting:  Each outstanding share of the corporation shall have
           ------
such voting rights and such number of votes as are set forth in the articles of incorporation of the corporation. A shareholder may vote either in person or by proxy. Except as otherwise required by law or in the articles of incorporation of the corporation, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, all of the shareholder's votes for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote, unless the articles of incorporation provide otherwise.

     2.9   Action by Shareholders Without a Meeting:  Any action required
           ----------------------------------------
or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to such action. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any documents. Action taken under this Section 2.9 is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action.

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

     2.10  Meetings by Telecommunication.  Any or all of the shareholders
           ------------------------------
may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                           ARTICLE III. - Directors
                           ------------------------

     3.1   Authority of Board of Directors:  All corporate powers shall be
           -------------------------------
exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its board of directors, except as otherwise provided by the Colorado Business Corporation Act or the articles of incorporation of the corporation.

     3.2   Number:  The number of directors of this corporation shall be no
           ------
fewer than one nor more than ten. The number of directors shall be fixed or changed from time to time by resolution adopted by the majority of the entire board of directors, but no decrease shall have the effect of shortening the term of any incumbent director.

     3.3   Qualifications:  Directors shall be natural persons eighteen years
           --------------
of age or older, but need not be residents of the State of Colorado or shareholders of the corporation.

     3.4   Election:  The board of directors shall be elected at the annual
           --------
meeting of shareholders or at a special meeting called for that purpose.

     3.5 Term:  Subject to the provisions of these bylaws regarding the removal
         ----
and resignation of directors, each director shall be elected to hold office until the annual meeting of shareholders next succeeding his election and until

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

his successor shall be elected and qualified. Directors may be removed in the manner provided by the Colorado Business Corporation Act.

     3.6   Vacancies:  Any director may resign at any time by giving written
           ---------
notice to the corporation. Such resignation shall take effect at the time the notice is received by the corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholder shall hold office for the unexpired term of the last predecessor elected by the shareholders.

     3.7   Meetings and Voting:  A regular meeting of the board of
           -------------------
directors shall be held immediately after and at the same place as the annual meeting of shareholders. No notice of this meeting of the board of directors need be given. The board of directors, or any committee of the board of directors, may, by resolution, establish a time and place for additional regular meetings which may thereafter be held without further notice. Special meetings of the board of directors, or of any committee designated by the board of directors, may be called by the chief executive officer, the president or any two members of the board of directors or of such committee. Except as otherwise specifically provided by the Colorado Business Corporation Act, the articles of incorporation

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

or these bylaws, the act of a majority of the directors present at any meeting of the board of directors, or any meeting of any committee designated by the board of directors at which a quorum is present when the act is taken shall be the act of the board of directors or of such committee, as applicable.

     3.8   Notices:  Notice of any special meeting stating the date, hour
           -------
and place of such meeting shall be given to each member of the board of directors, or committee of the board of directors, by the chief executive officer, the president, the secretary or the members of the board or of such committee calling the meeting. The notice may be deposited in the United States mail at least seven days before the meeting addressed to the director at the last address he or she has furnished to the corporation for this purpose, and any notice so mailed shall be sufficient and shall be deemed to have been given at the time it was mailed. Notice may also be given at least two days before the meeting in person, or by telephone, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication, and such notice shall be sufficient and shall be deemed to have been given at the time when the personal or telephone conversation occurs, or when the telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication is either personally delivered to the director or delivered to the last address or facsimile number of the director furnished to the corporation by him or her for this purpose.
     A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, a director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting, or promptly upon his or her later arrival, the director objects to holding the meeting or

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

transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     3.9   Quorum:  A majority of the number of directors in office immediately
           ------
before the meeting begins shall constitute a quorum for the transaction of business at all meetings of the board of directors.

     3.10  Committees:  The board of directors, by resolution adopted by a
           ----------
majority of the entire board of directors, may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee thereof, (iv) approve a plan of merger not requiring shareholder approval, (v) adopt, amend or repeal the bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or
(viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Colorado Business Corporation Act.

     3.11  Telephonic Meetings:  Members of the board of directors or any
           -------------------
committee of the board of directors may participate in a regular or special meeting of the board of directors or committee through the use of any means of communications by which all persons participating in the meeting can hear each other at the same time. A director participating in a meeting in the manner is deemed to be present in person at the meeting.

     3.12  Action by Directors Without a Meeting:  Any action required or
           -------------------------------------
permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors or all of the other committee members entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

                            ARTICLE IV. - Officers
                            ----------------------

     4.1   General:  The officers of the corporation shall be a chief
           -------
executive officer, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be a natural person eighteen years of age or older elected by the board of directors. The board of directors, the chief executive officer or the president may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries or assistant treasurers, as they may consider necessary. Any two or more offices may be held by the same person.

     4.2   Appointment and Term of Office. The officers of the corporation shall
           ------------------------------
be appointed by the board of directors at the regular meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointments shall be made as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: his or her successor shall have been duly appointed and qualified, his or her death, his or her resignation, or his or her removal.

     4.3   Resignation and Removal.  An officer may resign at any time by
           -----------------------
giving written notice of resignation to the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

     Any officer or agent may be removed at any time with our without cause by the board of directors, the chief executive officer or the president. Any vacancy occurring in any other office of the corporation may be filled by a person appointed by the chief executive officer or the president for the unexpired portion of the term.

     4.4   Chief Executive Officer:  The chief executive officer shall be,
           -----------------------
by virtue of holding such office, the chairman of the board of directors and shall preside at all meetings of shareholders and of the board of directors; provided, however, that the chief executive officer may serve as the chairman of the board of directors only for so long as he or she is a director. The chief executive officer shall have overall supervisory authority over all other officers of the corporation and over the affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried out. He or she may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate.

     4.5   President:  Subject to the direction and control of the board of
           ---------
directors and the chief executive officer, the president shall have general and active management of the regular business of the corporation and shall see that all orders and resolutions of the board of directors are carried out. He or she may execute contracts, deeds and other instruments on behalf of the corporation as is necessary and appropriate. He or she shall perform such additional functions and duties as are appropriate and customary for the office of president and as the board of directors or the chief executive officer may prescribe from time to time. In case of the death, disability, or absence of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer.

     4.6   Vice President:  The vice president, or, if there shall be more
           --------------
than one, the vice presidents in the order determined by the board of directors, shall be the officer or officers next in seniority after the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and as are prescribed by the board of directors, chief executive officer, or president. In case of the death, disability, or absence of the president, vice president or, if there shall be more than one, the vice presidents in the order determined by the board of directors, shall perform the duties and exercise the powers of the president.

     4.7   Secretary:  The secretary shall give, or cause to be given,
           ---------
notice of all meetings of shareholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all corporate records and files and the preparation and filing of reports to governmental agencies other than tax returns, have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by his or her signature), and perform such other functions and duties as are appropriate and customary for the office of secretary and as the board of directors, the chief executive officer or the president may prescribe from time to time.

     4.8   Assistant Secretary:  The assistant secretary, or, if there shall be
           -------------------
more than one, the assistant secretaries in the order determined by the board of directors, the chief executive officer or the president, shall, in case of the death, disability, or absence of the secretary or in case such duties are specifically delegated to him or her by the board of directors, chief executive officer, president or secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as the board of directors, the chief executive officer or the president may prescribe from time to time.

     4.9   Treasurer:  The treasurer shall have control of the funds and
           ---------
the care and custody of all stocks, bonds and other securities owned by the corporation and shall be responsible for the preparation and filing of tax returns. He or she shall receive all moneys paid to the corporation and shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in its name and on its behalf, and give full discharge for the same.
He or she shall also have charge of disbursement of the funds of the corporation, shall keep full and accurate records of the receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors. He or she shall perform such other duties and have such other powers as are appropriate and customary for the office of treasurer and as the board of directors, chief executive officer, or the president may prescribe from time to time.

     4.10  Assistant Treasurer:  The assistant treasurer, or, if there shall be
           -------------------
more than one, the assistant treasurers in the order determined by the board of directors, the chief executive officer or the president, shall, in case of the death, disability, or absence of the treasurer or in case such duties are specifically delegated to him or her by the board of directors, chief executive officer, president or treasurer, perform the duties and exercise the powers of the treasurer, and shall, under the supervision of the treasurer, perform such other duties and have such other powers as the board of directors, the chief executive officer, or the president may prescribe from time to time.

                              ARTICLE V. - Stock
                              ------------------

     5.1   Certificates:  Certificates representing shares of the capital
           ------------
stock of the corporation shall be in such form as may be approved by the board of directors and shall be signed by the president or a vice president and by the secretary or an assistant secretary of the corporation. Certificates shall be consecutively numbered, and for each certificate, the name of the owner of the shares represented by such certificate, the number of shares represented by such certificate, and the day of issue of such certificate shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face: (a) that the corporation is organized under the laws of the State of Colorado, (b) the name of the person to whom issued, (c) the number and class of shares and the designation of the series, if any, which the certificate represents, and (d) the par value, if any, of each share represented by the certificate; and each such certificate shall indicate, upon its face or reverse, any restriction placed upon the transfer of the shares represented by the certificate. If the corporation is authorized to issue different classes of shares or different series within a class, the share certificate shall contain a summary, on the front or the back, of the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the board of directors to determine variations for future classes or series. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish to the shareholder this information on request in writing and without charge.

     5.2   Facsimile Signatures:  Any signature on the certificate may be a
           --------------------
facsimile signature. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any certificate shall cease to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, when the certificate is issued by the corporation, the certificate is nevertheless valid.

     5.3   Transfers of Stock:  Transfers of shares shall be made on the
           ------------------
books of the corporation only upon presentation of the certificate or certificates representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner or owners, or accompanied by a proper transfer or assignment separate from the certificate, except as may be expressly provided otherwise by the statutes of the State of Colorado or by order of a court of competent jurisdiction. The officers or transfer agents of the corporation may, in their discretion, require a signature guaranty before making any transfer.

         Except for the assertion of dissenters' rights to the extent provided in Article 113 of the Colorado Business Corporation Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchase, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual of constructive notice of the claimed interest of such other person.

                          ARTICLE VI. - Miscellaneous
                          ---------------------------

     6.1   Corporate Seal:  The board of directors may adopt a seal which
           --------------
shall be circular in form and shall bear the name of the corporation and the words "SEAL" and "COLORADO", which, when adopted, shall constitute the corporate seal of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, rubber stamped with indelible ink, or manually reproduced.

     6.2   Fiscal Year:  The board of directors may, by resolution, adopt a
           -----------
fiscal year for the corporation.

     6.3   Amendment of Bylaws:  The board of directors shall have power, to
           -------------------
the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The shareholders also shall have the power to make, amend or repeal the bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

     6.4   Conflicts.  In the event of any irreconcilable conflict between these
           ----------
bylaws and either the corporation's articles of incorporation or applicable law, the latter shall control.

     6.5   Definitions.  Except as otherwise specifically provided in these
           ------------
bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.



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